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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of The Shaw Group Inc. on Form S-3 of our report dated April 25, 1995 on the consolidated financial statements of Word Industries, Inc. and subsidiaries as of December 31, 1994 and 1993 and for the years then ended and the supplemental consolidating schedules, appearing in Form 8-K/A-1 dated January 30, 1996 as amended on March 29, 1996 of The Shaw Group Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
October 16, 1996